Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita Inc.

(310) 536-2585

DAVITA 3rd QUARTER 2011 RESULTS

Denver, Colorado, November 3, 2011 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended September 30, 2011. Income from continuing operations attributable to DaVita Inc. for the three and nine months ended September 30, 2011 was $138.2 million and $346.7 million, or $1.45 and $3.57 per share, respectively, which for the nine months ended September 30, 2011 excludes an after-tax non-cash goodwill impairment charge of approximately $14.4 million, or $0.14 per share, that was recorded in the second quarter of 2011 related to our infusion therapy business. Income from continuing operations attributable to DaVita Inc. for the nine months ended September 30, 2011 including this item was $332.3 million, or $3.43 per share.

Income from continuing operations attributable to DaVita Inc. for the three and nine months ended September 30, 2010 was $119.5 million and $339.0 million, or $1.15 and $3.25 per share, respectively, which for the nine months ended September 30, 2010 excludes after-tax debt redemption charges of $2.5 million, or $0.02 per share. Income from continuing operations attributable to DaVita Inc. for the nine months ended September 30, 2010 including this item was $336.5 million, or $3.22 per share.

On September 2, 2011, we completed our acquisition of DSI Renal, Inc. (DSI) for approximately $724 million in net cash, plus the assumption of certain liabilities, subject to certain post-close adjustments. The operating results of DSI are included in our operating results effective September 1, 2011.

The operating results of the historical DaVita divested centers are reflected as discontinued operations for all periods presented. In addition, the operating results for the DSI centers divested and to be divested are reflected as discontinued operations in our consolidated financial statements beginning September 1, 2011.

Financial and operating highlights include:

•

Cash Flow: For the rolling twelve months ended September 30, 2011 operating cash flow was $1,150 million and free cash flow was $835 million. For the three months ended September 30, 2011 operating cash flow was $495 million and free cash flow was $408 million.

•

Operating Income: Operating income for the three and nine months ended September 30, 2011 was $319 million and $825 million, respectively, which for the nine months ended September 30, 2011 excludes the pre-tax non-cash goodwill impairment charge of $24 million. Operating income for the nine months ended September 30, 2011 including this item was $801 million.

Operating income for the three and nine months ended September 30, 2010 was $257 million and $741 million, respectively.

•

Volume: Total treatments for the third quarter of 2011 were 5,008,094, or 63,394 treatments per day, representing a per day increase of 9.6% over the third quarter of 2010. Non-acquired treatment growth in the quarter was 5.0% over the prior year’s third quarter. Our normalized non-acquired treatment growth in the quarter was 4.6% over the prior year’s third quarter.

•

Effective Tax Rate: Our effective tax rate was 36.4% and 35.9% for the three and nine months ended September 30, 2011, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 40.5% and 40.2% for the three and nine months ended September 30, 2011, respectively. We still expect our effective tax rate attributable to DaVita Inc. for 2011 to be in the range of 39.0% to 40.0%.

•

Center Activity: As of September 30, 2011, we operated or provided administrative services at 1,777 outpatient dialysis centers serving approximately 138,000 patients, of which 1,745 centers are consolidated in our financial statements. During the third quarter of 2011, we acquired and opened a total of 138 centers, including 113 centers associated with the acquisition of DSI and divested a total of 28 centers in order to complete the acquisition of DSI.

•

Debt Transactions: On August 26, 2011, we entered into an Increase Joinder Agreement under our existing Senior Secured Credit Agreement. Pursuant to the Increase Joinder Agreement, we increased the revolving credit facility by $100 million, to a total of $350 million, and entered into an additional $200 million Term Loan A-2. The Term Loan A-2 matures in October 2016.

Outlook

Our operating income guidance for 2011 is still expected to be in the range of $1,125 million to $1,155 million. This guidance excludes the non-cash goodwill impairment charge recorded in the second quarter of 2011. We are raising our operating cash flow guidance for 2011 to now be in the range of $1,020 million to $1,100 million. Our previous operating cash flow guidance for 2011 was in the range of $900 million to $980 million. We also expect our operating cash flows for 2012 to be flat or slightly down as compared to 2011, primarily due to the timing of certain working capital items. We are also confirming our operating income guidance range for 2012 of $1,200 million to $1,300 million, as previously provided. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the third quarter ended September 30, 2011 on November 3, 2011 at 5:30 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, within the meaning of the federal securities laws, including statements related to our 2011 and 2012 operating income, our 2011 and 2012 operating cash flows and our 2011 expected effective tax rate attributable to DaVita Inc. Factors that could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates, the variability of our cash flows and the risk factors set forth in our SEC filings, including our quarterly report on Form 10-Q for the second quarter ended June 30, 2011 and subsequent quarterly reports to be filed on Form 10-Q. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care reform legislation that was enacted in the United States in March 2010,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations,

•	current or potential investigations by various governmental entities and related government or private-party proceedings,

•	continued increased competition from large and medium-sized dialysis providers that compete directly with us,

•	our ability to complete any acquisitions, mergers or dispositions that we might be considering or announce, or integrate and successfully operate any business we may acquire, and

•	expansion of our operations and services to markets outside the United States, or to businesses outside of dialysis.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Net operating revenues	$1,807,869	$1,649,557	$5,119,896	$4,791,126
Operating expenses and charges:
Patient care costs	1,189,638	1,144,474	3,466,860	3,334,099
General and administrative	182,638	148,041	498,033	421,422
Depreciation and amortization	67,558	58,325	193,641	173,820
Provision for uncollectible accounts	51,942	43,761	143,247	127,451
Equity investment income	(2,619)	(1,789)	(6,555)	(6,968)
Goodwill impairment charge	—	—	24,000	—

Total operating expenses and charges	1,489,157	1,392,812	4,319,226	4,049,824

Operating income	318,712	256,745	800,670	741,302
Debt expense	(60,848)	(39,490)	(179,340)	(127,728)
Debt redemption charges	—	—	—	(4,127)
Other income	798	759	2,195	2,328

Income from continuing operations before income taxes	258,662	218,014	623,525	611,775
Income tax expense	94,204	75,038	224,034	220,189

Income from continuing operations	164,458	142,976	399,491	391,586
Discontinued operations:
Income (loss) from operations of discontinued operations, net of tax	1,076	(95)	1,460	188
Loss on disposal of discontinued operations, net of tax	(3,688)	—	(3,688)	—

Net income.	161,846	142,881	397,263	391,774
Less: Net income attributable to noncontrolling interests	(26,485)	(23,494)	(67,385)	(55,111)

Net income attributable to DaVita Inc.	$135,361	$119,387	$329,878	$336,663

Earnings per share:
Basic income from continuing operations per share attributable to DaVita Inc.	$1.48	$1.16	$3.50	$3.27

Basic net income per share attributable to DaVita Inc.	$1.45	$1.16	$3.47	$3.27

Diluted income from continuing operations per share attributable to DaVita Inc.	$1.45	$1.15	$3.43	$3.22

Diluted net income per share attributable to DaVita Inc.	$1.42	$1.15	$3.40	$3.22

Weighted average shares for earnings per share:
Basic	93,441,620	102,608,844	95,053,339	102,989,010

Diluted	95,171,225	104,022,458	97,057,773	104,408,939

Amounts attributable to DaVita Inc.:
Income from continuing operations	$138,192	$119,482	$332,325	$336,475
Discontinued operations	(2,831)	(95)	(2,447)	188

Net income	$135,361	$119,387	$329,878	$336,663

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$397,263	$391,774
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	194,328	174,307
Stock-based compensation expense	36,392	33,492
Tax benefits from stock award exercises	35,096	15,755
Excess tax benefits from stock award exercises	(19,640)	(2,079)
Deferred income taxes	38,377	61,499
Equity investment income, net	238	(3,048)
Loss on disposal of assets and other non-cash charges	16,398	5,650
Goodwill impairment charge	24,000	—
Debt redemption charges	—	4,127
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(61,483)	21,680
Inventories	11,767	3,041
Other receivables and other current assets	81,737	16,596
Other long-term assets	2,408	187
Accounts payable	56,652	95,350
Accrued compensation and benefits	121,631	72,501
Other current liabilities	(8,733)	(118,305)
Income taxes	88,454	(55,703)
Other long-term liabilities	14,502	2,308

Net cash provided by operating activities	1,029,387	719,132

Cash flows from investing activities:
Additions of property and equipment, net	(251,879)	(169,376)
Acquisitions	(927,124)	(137,643)
Proceeds from asset sales	51,623	18,471
Purchase of investments available for sale	(2,118)	(955)
Purchase of investments held-to-maturity	(29,740)	(23,540)
Proceeds from sale of investments available for sale	1,149	900
Proceeds from maturities of investments held-to-maturity	29,747	26,916
Purchase of equity investments and other assets	(5,005)	(436)
Distributions received on equity investments	340	350

Net cash used in investing activities	(1,133,007)	(285,313)

Cash flows from financing activities:
Borrowings	27,506,051	14,736,519
Payments on long-term debt	(27,350,513)	(15,006,754)
Interest rate cap premiums and other deferred financing costs	(17,863)	(46)
Debt call premium	—	(3,314)
Purchase of treasury stock	(323,348)	(148,669)
Distributions to noncontrolling interests	(67,408)	(61,112)
Stock award exercises and other share issuances, net	9,886	39,416
Excess tax benefits from stock award exercises	19,640	2,079
Contributions from noncontrolling interests	14,779	5,365
Proceeds from sales of additional noncontrolling interests	2,675	3,205
Purchases from noncontrolling interests	(9,190)	(5,402)

Net cash used in financing activities	(215,291)	(438,713)

Net decrease in cash and cash equivalents	(318,911)	(4,894)
Cash and cash equivalents at beginning of period	860,117	539,459

Cash and cash equivalents at end of period	$541,206	$534,565

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	September 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$541,206	$860,117
Short-term investments	24,661	23,003
Accounts receivable, less allowance of $231,666 and $235,629	1,165,010	1,048,976
Inventories	73,293	76,008
Other receivables	242,218	304,366
Other current assets	67,454	43,994
Income tax receivables	—	40,330
Deferred income taxes	256,325	226,060

Total current assets	2,370,167	2,622,854
Property and equipment, net	1,335,789	1,170,808
Amortizable intangibles, net	159,789	162,635
Equity investments	30,340	25,918
Long-term investments	8,857	8,848
Other long-term assets	31,761	32,054
Goodwill	4,769,965	4,091,307

	$8,706,668	$8,114,424

LIABILITIES AND EQUITY
Accounts payable	$259,459	$181,033
Other liabilities	363,176	342,943
Accrued compensation and benefits	461,988	325,477
Current portion of long-term debt	82,497	74,892
Income tax payable	38,800	—

Total current liabilities	1,205,920	924,345
Long-term debt	4,417,468	4,233,850
Other long-term liabilities	134,075	89,290
Alliance and product supply agreement, net	22,370	25,317
Deferred income taxes	393,540	421,436

Total liabilities	6,173,373	5,694,238
Commitments and contingencies
Noncontrolling interests subject to put provisions	450,903	383,052
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued) Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 93,442,783 and 96,001,535 shares outstanding)	135	135
Additional paid-in capital	611,833	620,546
Retained earnings	3,047,695	2,717,817
Treasury stock, at cost (41,419,500 and 38,860,748 shares)	(1,639,554)	(1,360,579)
Accumulated other comprehensive (loss) income	(20,856)	503

Total DaVita Inc. shareholders’ equity	1,999,253	1,978,422
Noncontrolling interests not subject to put provisions	83,139	58,712

Total equity	2,082,392	2,037,134

	$8,706,668	$8,114,424

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2011
	September 30, 2011	June 30, 2011	September 30, 2010
1. Consolidated Financial Results:
Revenues	$1,808	$1,709	$1,650	$5,120
Operating income	$318.7	$246.6	$256.7	$800.7
Operating income, excluding the pre-tax non-cash goodwill impairment charge(1)	$318.7	$270.6	$256.7	$824.7
Operating income margin	17.6%	14.4%	15.6%	15.6%
Operating income margin, excluding the pre-tax non-cash goodwill impairment charge(1)	17.6%	15.8%	15.6%	16.1%
Income from continuing operations attributable to DaVita Inc.	$138.2	$99.8	$119.5	$332.3
Income from continuing operations attributable to DaVita Inc., excluding the after-tax non-cash goodwill impairment charge(1)	$138.2	$114.2	$119.5	$346.7
Diluted earnings per share from continuing operations attributable to DaVita Inc.	$1.45	$1.03	$1.15	$3.43
Diluted earnings per share from continuing operations attributable to DaVita Inc., excluding the after-tax non-cash goodwill impairment charge(1)	$1.45	$1.17	$1.15	$3.57

2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated revenue(2)	65.8%	68.1%	69.4%	67.7%
General and administrative expenses as a percent of consolidated revenue (2)	10.1%	9.6%	9.0%	9.7%

Bad debt expense as a percent of consolidated revenue	2.9%	2.9%	2.7%	2.8%

Consolidated effective tax rate attributable to DaVita Inc.(1)	40.5%	40.0%	38.5%	40.2%

3. Segment Financial Results: (dollar amounts rounded to nearest million)
Revenues
Dialysis and related lab services	$1,675	$1,588	$1,551	$4,765
Other – Ancillary services and strategic initiatives	137	123	101	366

Total segment revenue	1,812	1,711	1,652	5,131
Less elimination of intersegment revenue	(4)	(3)	(2)	(11)

Total consolidated revenue	$1,808	$1,709	$1,650	$5,120

Operating Income
Dialysis and related lab services	$328	$282	$266	$860
Other – Ancillary services and strategic initiatives	2	(25)	—	(30)

Total segment operating income	$330	$257	$266	$830
Reconciling items:
Stock-based compensation	(13)	(13)	(11)	(36)
Equity investment income	2	2	2	7

Consolidated operating income	$319	$247	$257	$801

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2011
	September 30, 2011	June 30, 2011	September 30, 2010
4. Segment Business Metrics:
Dialysis and related lab services
Volume
Treatments	5,008,094	4,769,661	4,571,219	14,372,305
Number of treatment days	79.0	78.0	79.0	234.0
Treatments per day	63,394	61,150	57,864	61,420
Per day year over year increase	9.6%	7.1%	5.5%	7.9%
Non-acquired growth year over year	5.0%	4.6%	3.7%	4.6%

Revenue
Dialysis and related lab services revenue per treatment	$333.86	$332.30	$338.79	$330.95
Per treatment increase from previous quarter	0.5%	1.8%	1.2%
Per treatment decrease from previous year	(1.5%)	(0.7%)	(1.3%)	(2.4%)
Percent of consolidated revenue	92.5%	92.8%	93.9%	92.9%

Expenses
Patient care costs
Percent of segment revenue	64.5%	66.9%	68.6%	66.5%
Per treatment	$215.70	$222.81	$232.88	$220.48
Per treatment (decrease) increase from previous quarter	(3.2%)	(0.2%)	0.3%
Per treatment decrease from previous year	(7.4%)	(4.0%)	(1.9%)	(5.8%)

General and administrative expenses
Percent of segment revenue	9.0%	8.4%	7.8%	8.6%
Per treatment	$30.20	$27.84	$26.62	$28.47
Per treatment increase from previous quarter	8.5%	2.2%	9.1%
Per treatment increase from previous year	13.4%	14.1%	8.2%	10.7%

5. Cash Flow:
Operating cash flow	$495.2	$204.4	$161.4	$1,029.4
Operating cash flow, last twelve months	$1,149.9	$816.1	$871.7
Free cash flow(1)	$407.7	$125.1	$90.9	$799.3
Free cash flow, last twelve months(1)	$835.3	$518.4	$657.7
Capital expenditures:
Routine maintenance/IT/other	$66.5	$55.1	$46.7	$162.7
Development and relocations	$45.7	$39.4	$23.3	$112.7
Acquisition expenditures	$775.9	$69.7	$45.9	$927.1

6. Accounts Receivable:
Net receivables	$1,165	$1,132	$1,083
DSO	60	63	63

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2011
	September 30, 2011	June 30, 2011	September 30, 2010
7. Debt and Capital Structure:
Total debt(3)	$4,508	$4,294	$3,361
Net debt, net of cash(3)	$3,967	$3,564	$2,826
Leverage ratio (see Note 1 on page 9)	2.73x	2.69x	2.31x
Overall weighted average effective interest rate during the quarter	5.30%	5.33%	4.45%
Overall weighted average effective interest rate at end of the quarter	5.27%	5.34%	4.18%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	4.61%	4.68%	1.80%
Effectively fixed interest rates as a percentage of our total debt at September 30, 2011(4) and June 30, 2011(4) and fixed interest rates at September 30, 2010	100%	100%	46%
Share repurchases	$7.3	$302.4	$98.5	$323.3

8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	97%	97%	96%
Patients with arteriovenous fistulas placed	69%	69%	67%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenue are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, as well as stock-based compensation expenses.
(3)	The quarter ended September 30, 2011, excludes $8.3 million of debt discounts associated with our Term Loan B and our Term Loan A-2 that is not actually outstanding debt principal. The quarter ended June 30, 2011, excludes $7.6 million of a debt discount associated with our Term Loan B that is not actually outstanding debt principal. The quarter ended September 30, 2010 excludes $1.6 million of the unamortized balance of a debt premium associated with our senior notes that is not actually outstanding debt principal.
(4)	This includes the Term Loan B outstanding amount for the quarters ended September 30, 2011 and June 30, 2011, since the Term Loan B bears interest at LIBOR (floor of 1.50%) plus a margin of 3.00% and the current LIBOR rate is below that percentage. In addition, this also includes the Term Loan A-2 outstanding amount for the quarter ending September 30, 2011, since the Term Loan A-2 bears interest at LIBOR (floor of 1.00%) plus a margin of 3.50% and the current LIBOR rate is below that percentage as well.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended September 30, 2011
Net income attributable to DaVita Inc.	$398,898
Income taxes	264,208
Interest expense	217,779
Depreciation and amortization	254,136
Non-cash goodwill impairment charge	24,000
Debt refinancing and redemption charges	70,255
Noncontrolling interests	90,810
Equity investment income, net	(12)
Amortization of deferred financing costs	9,903
Other, including pro-forma EBITDA associated with acquisitions	91,989
Stock-based compensation expense	48,450

“Consolidated EBITDA”	$1,470,416

September 30, 2011
Total debt, excluding debt discount of $8.3 million	$4,508,222
Letters of credit issued	42,811

4,551,033
Less: cash and cash equivalents	(541,206)

Consolidated net debt	$4,009,827

Last twelve months “Consolidated EBITDA”	$1,470,416

Leverage ratio	2.73x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.25 to 1.0 as of September 30, 2011. At that date the Company’s leverage ratio did not exceed 4.25 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Income from continuing operations attributable to DaVita Inc. excluding an after-tax non-cash goodwill impairment charge and debt redemption charges and diluted income from continuing operations per share attributable to DaVita Inc. excluding an after-tax non-cash goodwill impairment charge and debt redemption charges.

We believe that income from continuing operations attributable to DaVita Inc. excluding an after-tax non-cash goodwill impairment charge and debt redemption charges enhances a user’s understanding of our normal income from continuing operations attributable to DaVita Inc. and diluted income from continuing operations per share attributable to DaVita Inc. for these periods by providing a measure that is more meaningful because it excludes a non-cash goodwill impairment charge that resulted from a decrease in the implied fair value of goodwill below its carrying amount associated with our infusion therapy business during the second quarter of 2011 and also from the redemption of $200 million aggregate principal amount of our outstanding 6 5/8% senior notes due 2013 that occurred in the second quarter of 2010 and accordingly, is more comparable to prior periods and indicative of consistent income from continuing operations attributable to DaVita Inc. and diluted income from continuing operations per share attributable to DaVita Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to income from continuing operations attributable to DaVita Inc. and diluted income from continuing operations per share attributable to DaVita Inc.

Income from continuing operations attributable to DaVita Inc. excluding an after-tax non-cash goodwill impairment charge and debt redemption charges:

	Three months ended			Nine months ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net income attributable to DaVita Inc.	$135,361	$100,015	$119,387	$329,878	$336,663
Discontinued operations attributable to DaVita Inc.	2,831	(253)	95	2,447	(188)

Income from continuing operations attributable to DaVita Inc.	138,192	99,762	119,482	332,325	336,475
Add: Non-cash goodwill impairment charge	—	24,000	—	24,000	—
Add: Debt redemption charges	—	—	—	—	4,127
Less: Related income tax	—	(9,600)	—	(9,600)	(1,605)

	$138,192	$114,162	$119,482	$346,725	$338,997

Diluted income from continuing operations per share attributable to DaVita Inc. excluding an after-tax non-cash goodwill impairment charge and debt redemption charges:

	Three months ended			Nine months ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Diluted net income per share attributable to DaVita Inc.	$1.42	$1.03	$1.15	$3.40	$3.22
Discontinued operations	0.03	—	—	0.03	—

Diluted income from continuing operations per share attributable to DaVita Inc.	1.45	1.03	1.15	3.43	3.22
Add: Non-cash goodwill impairment charge	—	0.14	—	0.14	—
Add: Debt redemption charges	—	—	—	—	0.02
Add: Other rounding	—	—	—	—	0.01

	$1.45	$1.17	$1.15	$3.57	$3.25

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding a pre-tax non-cash goodwill impairment charge.

We believe that operating income excluding a pre-tax non-cash goodwill impairment charge enhances a user’s understanding of our normal operating income for these periods by providing a measure that is more meaningful because it excludes a non-cash goodwill impairment charge that resulted from a decrease in the implied fair value of goodwill below its carrying amount associated with our infusion therapy business during the second quarter of 2011 and accordingly, is more comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

Operating income excluding a pre-tax non-cash goodwill impairment charge:

	Three months ended			Nine months ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Operating income	$318,712	$246,624	$256,745	$800,670	$741,302
Add: Non-cash goodwill impairment charge	—	24,000	—	24,000	—

	$318,712	$270,624	$256,745	$824,670	$741,302

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates.

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances an investor’s understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is more meaningful to an investor to fully understand the related income tax effects on DaVita Inc.’s operating results. This is not a measure under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Nine months ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011
Income from continuing operations before income taxes	$258,662	$187,283	$218,014	$623,525

Income tax expense	$94,204	$66,871	$75,038	$224,034

Effective income tax rate	36.4%	35.7%	34.4%	35.9%

	Three months ended			Nine months ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011
Income from continuing operations before income taxes	$258,662	$187,283	$218,014	$623,525
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(26,604)	(21,020)	(23,703)	(67,921)

Income before income taxes attributable to DaVita Inc.	$232,058	$166,263	$194,311	$555,604

Income tax expense	94,204	66,871	$75,038	$224,034
Less income tax attributable to noncontrolling interests	(119)	(370)	(209)	(536)

Income tax attributable to DaVita Inc.	$94,085	$66,501	$74,829	$223,498

Effective income tax rate attributable to DaVita Inc.	40.5%	40.0%	38.5%	40.2%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow.

Free cash flow represents net cash provided by operating activities less income distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding income distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Nine months ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011
Cash provided by operating activities	$495,194	$204,410	$161,366	$1,029,387
Less: Income distributions to noncontrolling interests	(20,985)	(24,236)	(23,811)	(67,408)

Cash provided by operating activities attributable to DaVita Inc.	474,209	180,174	137,555	961,979
Less: Expenditures for routine maintenance and information technology	(66,523)	(55,096)	(46,690)	(162,698)

Free cash flow	$407,686	$125,078	$90,865	$799,281

	Rolling 12-Month Period
	September 30, 2011	June 30, 2011	September 30, 2010
Cash provided by operating activities	$1,149,938	$816,110	$871,723
Less: Income distributions to noncontrolling interests	(89,887)	(92,713)	(81,972)

Cash provided by operating activities attributable to DaVita Inc.	1,060,051	723,397	789,751
Less: Expenditures for routine maintenance and information technology	(224,781)	(204,948)	(132,079)

Free cash flow	$835,270	$518,449	$657,672